UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Acquisition of SilvaGas Holding Corporation

On June 23, 2009, Rentech, Inc. (the “Company,” “we,” “us” or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RTK Acquisition Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), RTK Acquisition Sub, LLC, another wholly-owned subsidiary of the Company (“Second Merger Sub”), SilvaGas Holdings Corporation (“SilvaGas”), Milton Farris, as Stockholder Representative, John A. Williams, as Principal Stockholder and certain other stockholders of SilvaGas.  The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into SilvaGas, with SilvaGas being the surviving corporation, and immediately thereafter SilvaGas will merge with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of the Company.  The Merger Agreement and the transactions contemplated thereby have been approved by the respective Board of Directors of the Company and SilvaGas.

Subject to the terms and conditions of the Merger Agreement, all of the shares of SilvaGas common stock, par value $0.01 per share issued and outstanding immediately prior to the effective time of the merger (other than certain excluded shares) will be converted into the right to receive shares of our common stock, par value $0.01 per share.  The merger consideration will be calculated and paid as described below.

Upon the closing of the merger, we will issue to the SilvaGas stockholders a number of shares of our common stock equal to $9,735,000 (as adjusted for any indebtedness and other liabilities of SilvaGas, transfer taxes, net working capital adjustments, and cash closing payments, in each case, existing as of the closing date) divided by $0.66. In certain limited circumstances, we may make a cash payment to SilvaGas stockholders who do not qualify to receive shares of our common stock under the Merger Agreement. Approximately 6,800,000 of the shares of our common stock issuable at closing will be deposited with an escrow agent to support certain indemnification obligations of the SilvaGas stockholders. All of our shares of common stock issuable at closing to the SilvaGas stockholders as consideration for the merger, except for a number shares with a value of $2,125,000 payable to certain stockholders (the “Excluded Shares”), are subject to transfer restrictions that lapse 180 days after the closing. We have agreed to use our commercially reasonable efforts to file a registration statement within 30 days of the closing date to register the Excluded Shares for resale. Pursuant to the terms of the Merger Agreement, the holders of the Excluded Shares have agreed that, on any trading day, they will not sell more than an aggregate number of Excluded Shares equal to 15% of the average daily trading volume of the our common stock over the preceding 30 trading days.

Subject to the terms and conditions of the Merger Agreement, in addition to the consideration paid at the closing, the SilvaGas stockholders may be entitled to receive additional shares of our common stock as earn−out consideration. Under the terms of the Merger Agreement, the earn−out consideration will be calculated based on whether the biomass gasification unit implementing SilvaGas technology at our proposed project in Rialto, California, or another project designated by us, achieves certain performance criteria no later than March 29, 2022.  Depending on the performance of the gasifier, such additional earn−out consideration may vary from zero to the sum of 6.25 million shares and that number of shares equal in value to $5.5 million.  In no event will we issue more than 11,000,000 shares of our common stock as earn−out consideration. In the event that the SilvaGas biomass gasification unit fails to achieve the performance criteria, the SilvaGas stockholders may be entitled to a portion of the licensing fees and other royalties we receive from licensing the SilvaGas technology in excess of a certain threshold. Under the Merger Agreement, in no event will the aggregate consideration paid to the SilvaGas stockholders at closing and as earn-out consideration exceed 20% of the current total outstanding common stock of the Company.

We and SilvaGas have made customary representations, warranties and covenants in the Merger Agreement and the consummation of the Merger is subject to, among other things, approval by the SilvaGas stockholders.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or SilvaGas. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or SilvaGas or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

The foregoing summary of the Merger Agreement, and related transactions, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this Current Report as Exhibit 2.1 and incorporated herein by reference.  Our press release of June 24, 2009, announcing the merger is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Private Placement of Warrant

On June 23, 2009 we acquired a 25% ownership interest in ClearFuels Technology Inc. in exchange for a warrant to purchase up to 5 million shares of Rentech common stock, access to our Product Demonstration Unit in Colorado for construction and operation of a ClearFuels gasifier, and certain rights to license the Rentech Fischer-Tropsch Process, including the exclusive right for projects using bagasse as a feedstock. The warrant will vest in three separate tranches of 2 million shares, 1.5 million shares and 1.5 million shares based on the closing and the achievement by ClearFuels of established milestones. The exercise price for the first tranche is $.60 per share and the exercise price per share for the second and third tranches will be set at the market price of Rentech stock at the time of vesting.

The foregoing summary of the warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.  Our press release of June 24, 2009, announcing the transactions with ClearFuels is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities

On June 23, 2009 we issued a warrant to purchase up to 5,000,000 shares of our common stock as described further in Item 1.01 above. The issuance of such securities is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated June 23, 2009 among Rentech, Inc., SilvaGas Holdings Corporation, RTK Acquisition Sub, Inc., RTK Acquisition Sub, LLC, John A. Williams as the Principal Stockholder, Milton Farris as the Stockholder Representative and the other stockholders of the SilvaGas Holdings Corporation party thereto.

10.1	Warrant Agreement, dated June 23, 2009 between Rentech, Inc. and ClearFuels Technology Inc.

99.1	Press Release of Rentech, Inc. of June 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: June 24, 2009	By:	/s/ Colin Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated June 23, 2009 among Rentech, Inc., SilvaGas Holdings Corporation, RTK Acquisition Sub, Inc., RTK Acquisition Sub, LLC, John A. Williams as the Principal Stockholder, Milton Farris as the Stockholder Representative and the other stockholders of the SilvaGas Holdings Corporation party thereto.

10.1	Warrant Agreement, dated June 23, 2009 between Rentech, Inc. and ClearFuels Technology Inc.

99.1	Press Release of Rentech, Inc. of June 23, 2009